Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below, each being a director and/or officer of the registrant, ADS Waste Holdings, Inc., hereby constitutes and appoints Steven R. Carn, Matthew Gunnelson, Jennifer Lada, Michael Slattery, and Richard Burke, and each of them singly, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Burke	Chief Executive Officer and Director	August 21, 2015
Richard Burke	(Principal Executive Officer)

/s/ Steven R. Carn	Chief Financial Officer, Treasurer and Director
Steven R. Carn	(Principal Financial Officer)	August 21, 2015

/s/ Matthew Gunnelson	Chief Accounting Officer, Assistant Treasurer
Matthew Gunnelson	(Principal Accounting Officer)	August 21, 2015

/s/ Christopher Beall
Christopher Beall	Director	August 21, 2015

/s/ John Miller
John Miller	Director	August 21, 2015

/s/ Bret Budenbender
Bret Budenbender	Director	August 21, 2015

/s/ Jared Parker
Jared Parker	Director	August 21, 2015

/s/ Wilson Quintella Filho
Wilson Quintella Filho	Director	August 21, 2015

/s/ Matthew Rinklin
Matthew Rinklin	Director	August 21, 2015

/s/ Charles C. Appleby
Charles C. Appleby	Director	August 21, 2015